Exhibit 99.1

Corbus Pharmaceuticals Announces Last Patient First Visit in CANYON-1 Study of CRB-913 for the Treatment for Obesity

On track to complete 16-week, dose-finding Phase 1b study (n=240) in summer 2026

Phase 1b data will build upon Phase 1a findings that demonstrated weight loss of nearly

3% at 14 days in individuals with obesity

CRB-913 is a non-incretin daily oral small molecule with the potential to deliver a therapeutic option for weight loss and long-term weight management

Norwood, MA, April 14, 2026 (GLOBE NEWSWIRE) -- Corbus Pharmaceuticals Holdings, Inc. (NASDAQ: CRBP), a clinical-stage company focused on promising new therapies in oncology and obesity, today announced the last patient has been enrolled and completed the first clinical visit (Last Patient First Visit) in the Company’s CANYON-1 Phase 1b clinical trial of CRB-913 for the treatment of obesity. The CANYON-1 study is on track to be completed in the summer of 2026. CRB-913 is a once-daily highly peripherally restricted oral CB1 inverse agonist potentially offering an orthogonal approach to weight loss and long-term weight management.

The CANYON-1 Phase 1b clinical trial is a 16-week, double-blind, placebo-controlled, dose-ranging study in 240 obese, non-diabetic participants, and is being conducted at multiple clinical sites in the United States. The trial includes a placebo cohort and three CRB-913 cohorts of 20 mg, 40 mg, and 60 mg dosed orally once-daily (QD). A dose titration regimen is included in the design, with all CRB-913 participants commencing at 20 mg/day and then titrating up to either 40 mg/day or beyond that to 60 mg/day, depending on their respective cohorts. Participants are dosed for 3 months and are then monitored for an additional month post-dosing.

“Despite the remarkable success of GLP-1s and the incretin class, significant treatment gaps exist for millions of people struggling with obesity. In the real-world setting, over 40% of those who try incretin therapy turn out to be either intolerant or non-responsive to these drugs. These factors contribute to the high discontinuation rate of over 60% for this class. These statistics underscore the need for new, additional mechanisms to address obesity,” said Yuval Cohen, PhD, Chief Executive Officer of Corbus. “We look forward to our upcoming Phase 1b data readout that will help further inform CRB-913's potential to deliver a novel, non-incretin drug and therapeutic option for weight loss and long-term weight management.”

About the CRB-913 Phase 1a Study Findings

Corbus completed a single ascending dose (SAD) and multiple ascending dose (MAD) Phase 1a study of CRB-913 in December 2025. The SAD portion of the trial enrolled 64 participants across

8 cohorts. The MAD portion enrolled 48 participants across 4 cohorts, including a dedicated obese cohort. The highest SAD dose tested was 600 mg/day, and the highest MAD dose tested was 150 mg/day. In the dedicated obese MAD cohort (150 mg/day), all CRB-913-treated participants (n=9), and none in the placebo group (n=3), experienced weight loss. The CRB-treated participants achieved a mean 2.9% placebo-adjusted weight loss by Day 14. Weight loss started early and deepened with time. CRB-913 was safe and well-tolerated across all cohorts and all doses studied, including demonstrating a very favorable GI profile with no reports of vomiting, constipation or nausea. Daily neuropsychiatric assessments using CSSRS, PHQ-9, and GAD-7 were negative.

About Corbus

Corbus Pharmaceuticals Holdings, Inc. is a clinical-stage company focusing on promising new therapies in oncology and obesity and is committed to helping people defeat serious illness by bringing innovative scientific approaches to well-understood biological pathways. Corbus’ pipeline includes CRB-701, a next-generation antibody drug conjugate for the treatment of Nectin-4-expressing tumors, and CRB-913, an orally delivered highly peripherally restricted CB1 inverse agonist for the treatment of obesity. Corbus is headquartered in Norwood, Massachusetts. For more information on Corbus, visit corbuspharma.com. Connect with us on X, LinkedIn and Facebook.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s trial results, product development, clinical and regulatory timelines, including timing for completion of trials and presentation of data, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors on our operations, clinical development plans and timelines, which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

INVESTOR CONTACTS:

Sean Moran
Chief Financial Officer
Corbus Pharmaceuticals
smoran@corbuspharma.com

Dan Ferry
Managing Director
LifeSci Advisors, LLC
daniel@lifesciadvisors.com

MEDIA CONTACT:

Liz Melone

Founder & Principal

Melone Communications, LLC

liz@melonecomm.com